SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549


                                  FORM 8-K
                               CURRENT REPORT




   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



      Date of Report (Date of earliest event reported) June 27, 2000



                        BUTLER NATIONAL CORPORATION
            (Exact name of Registrant as specified in its charter)

   Delaware                        0-1678                      41-0834293
(State of incorporation)  (Commission File Number)          (I.R.S. Employer
                                                          Identification No.)



              19920 West 161st Street, Olathe, Kansas  66062
              (Address of Principal Executive Office)(Zip Code)

    Registrant's telephone number, including area code:  (913) 780-9595

Former Name, former address and former fiscal year if changed since last report:


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Item 4. Change in Registrant's Certifying Accountant

     Item 304(a)(1)

     (i) On June 27, 2000, upon recommendation by the Audit Committee of the Board of Directors, the Company dismissed their independent accountant, Kelly & Company, as auditors for Butler National Corporation and its subsidiaries and from their engagement to audit the consolidated financial statements of Butler National Corporation and its subsidiaries as of April 30, 1999, due to a dispute regarding fees.

     (ii)   As previously reported on Form 8-K on
            November 1, 1999, Kelly & Company was
            engaged October 26, 1999, as Registrant's independent auditors in connection with an audit of the Registrant's financial statements for the year ending April 30, 1999. The reports of the prior independent auditor, Arthur Andersen LLP, on the Company's consolidated financial statements for each of the two fiscals ended April 30, 1997 and April 30, 1998, originally reported on Form 10-K on July 29, 1998, and subsequently amended and reported on Form 10-K/A on March 29, 2000, contained no adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

     (iii) The decision to dismiss the accountants was recommended by the Audit Committee of the Board of Directors and approved by the Board of Directors.

     (iv) The Company does not have any disagreements with Kelly & Company on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

     (v) The Company does not have any "reportable events" as that term is defined in Item
            304(a)(1)(v) of Regulation S-K.

     (vi) The Company has requested that Kelly and Company furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements.

Item 7.  Financial Statements and Exhibits

     (c)    Exhibits

            None

                                 Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto authorized.

                        Butler National Corporation
                                (Registrant)


June 27, 2000                                   S/S Clark D. Stewart
   (Date)                                       Clark D. Stewart, President
                                                and Chief Executive Officer



June 27, 2000                                   S/S Robert E. Leisure
   (Date)                                       Robert E. Leisure
                                                Chief Financial Officer